UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2011
CVR ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33492	61-1512186
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of		Identification Number)
incorporation)
2277 Plaza Drive, Suite 500 Sugar Land, Texas 77479 (Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (281) 207-3200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     Overview
     On February 22, 2011, Coffeyville Resources, LLC (“CRLLC”), Coffeyville Resources Refining & Marketing, LLC, Coffeyville Resources Nitrogen Fertilizers, LLC, Coffeyville Resources Pipeline, LLC, Coffeyville Resources Crude Transportation, LLC and Coffeyville Resources Terminal, LLC (collectively, together with CRLLC, the “Borrowers”), and certain of CRLLC’s holding companies and other subsidiaries (collectively, together with the Borrowers, the “Credit Parties”) entered into a credit agreement (the “ABL Credit Facility”) with a group of lenders and Deutsche Bank Trust Company Americas (“Deutsche Bank”) as administrative agent and collateral agent.
     The ABL Credit Facility is a senior secured asset based revolving credit facility in an aggregate principal amount of up to $250.0 million with an incremental facility, which permits an increase in borrowings of up to $250.0 million in the aggregate subject to additional lender commitments and certain other conditions. The proceeds of the loans may be used for capital expenditures and working capital and general corporate purposes of CRLLC and its subsidiaries. The ABL Credit Facility provides for loans and letters of credit in an amount up to the aggregate availability under the facility, subject to meeting certain borrowing base conditions, with sub-limits of 10% of the total facility commitment for swingline loans and 90% of the total facility commitment for letters of credit.
     The borrowing base at any time equals the lesser of
•	the sum of (without duplication):
o	the aggregate amount of unrestricted cash and qualified cash equivalents held in deposit accounts or securities accounts that are subject to a control agreement and a first priority lien, plus

o	85% of eligible accounts, plus

o	85% of eligible unbilled accounts, plus

o	80% of eligible refinery hydrocarbon inventory (subject to increase on the basis of a fixed charge coverage ratio test), plus

o	the lesser of (i) 80% of the eligible exchange agreement positive balance and (ii) $10.0 million, plus

o	prior to the disposition of the fertilizer business of certain Credit Parties, the lesser of (i) 65% of eligible fertilizer inventory and (ii) $10 million or, if an appraisal has been provided within the six months prior to any such date of determination, 85% of such appraised net orderly liquidation value of all eligible fertilizer inventory, plus

o	80% of eligible in-transit crude oil, plus

o	100% of the value of paid but unexpired standby letters of credit, minus

o	the aggregate amount of reserves then established,
     and;
•	a borrowing base under the indentures governing the outstanding first lien notes and second lien notes of CRLLC and Coffeyville Finance Inc., in an amount equal to (i) 90% of all accounts receivables and (ii) 85% of the book value of all inventory.
     Furthermore, all borrowings under the ABL Credit Facility are subject to the satisfaction of customary conditions, including absence of a default and accuracy of representations and warranties.
     Interest Rate and Fees
     At the Borrowers’ option, loans under the ABL Credit Facility initially bear interest at an annual rate equal to (i) 3.00% plus LIBOR or (ii) 2.00% plus a base rate, subject to a 0.25% step-down based on the previous quarter’s excess availability.
     The Borrowers must also pay a commitment fee to the lenders under the ABL Credit Facility equal to: (i) 0.375% per annum if utilization under the facility is equal to or greater than 66% of the total commitments, (ii) 0.50% per annum if utilization under the facility is equal to or greater than 33% but less than 66.0% of the total commitments, and (ii) 0.625% per annum if utilization under the facility is less than 33.0% of the total commitments. The Borrowers must also pay customary letter of credit fees equal to the applicable margin on LIBOR loans on the maximum amount available to be drawn under, and customary facing fees equal to 0.125% of the face amount of, each letter of credit.
     Mandatory and Voluntary Repayments
     We are required to repay amounts outstanding under the ABL Credit Facility under specified circumstances, including with the proceeds of certain asset sales. In addition, we are permitted to voluntarily prepay amounts outstanding under the ABL Credit Facility at any time.
     Amortization and Final Maturity
     There is no scheduled amortization under the ABL Credit Facility. All outstanding loans under the facility are due and payable in full on August 22, 2014.
     Guarantees and Security
     The obligations under the ABL Credit Facility and related guarantees are secured by a first priority security interest in the Credit Parties’ inventory, accounts receivable and related assets and a second priority security interest in substantially all of the Credit Parties’ other assets, in each case subject to exceptions.
     In connection with the entering into the ABL Credit Facility, on February 22, 2011, the, (i) the Credit Parties and Deutsche Bank, as collateral agent for the secured parties in respect of the ABL Credit Facility, entered into an ABL pledge and security agreement (the “ABL Security Agreement”) and (ii) Deutsche Bank, as collateral agent for the secured parties in respect of the ABL Credit Facility, Wells Fargo Bank, National Association, as collateral trustee for the secured parties in respect of the outstanding first lien notes, and the outstanding second lien notes and certain subordinated liens, respectively, and the Credit Parties entered into an intercreditor agreement (the “Intercreditor Agreement”), which agreement, among other things, sets forth the relative priority of the respective liens in the collateral and the rights with respect thereto.
     Restrictive Covenants and Other Matters
     The ABL Credit Facility requires CRLLC in certain circumstances to comply with a minimum fixed charge coverage ratio test, and contains other restrictive covenants that limit CRLLC’s ability and the ability of its subsidiaries to, among other things, incur liens, engage in a consolidation, merger, purchase or sale of assets, pay dividends, incur indebtedness, make advances, investment and loans, enter into affiliate transactions, issue equity interests, or create subsidiaries and unrestricted subsidiaries.
     The ABL Credit Facility contains certain customary representations and warranties, affirmative covenants and events of default.
     The descriptions of the ABL Credit Facility, the ABL Security Agreement and the Intercreditor Agreement above are qualified in their entirety by reference to the full text of the agreements, attached hereto as exhibits 1.1, 1.2 and 1.3, respectively, each of which is incorporated herein by reference.
Item 1.02. Termination of a Material Definitive Agreement.
     In connection with the entering into the ABL Credit Facility, on February 22, 2011, CRLLC repaid in full its obligations and terminated the commitments under its existing credit facility, pursuant to the Second Amended and Restated Credit and Guaranty Agreement dated as of December 28, 2006, as amended, among CRLLC, as borrower, certain of its affiliates, as guarantors party thereto, Credit Suisse AG, Cayman Islands Branch, as the administrative agent, the collateral agent named therein, the lenders party thereto from time to time and the other parties thereto.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
     The disclosure required by this item and included in Item 1.01 above is incorporated by reference.

Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.
     The following exhibits are being furnished as part of this Current Report on Form 8-K:
1.1	ABL Credit Agreement, dated as of February 22, 2011, among Coffeyville Resources, LLC, Coffeyville Resources Refining & Marketing, LLC, Coffeyville Resources Nitrogen Fertilizers, LLC, Coffeyville Resources Pipeline, LLC, Coffeyville Resources Crude Transportation, LLC and Coffeyville Resources Terminal, LLC, the Holdings Companies (as defined therein), the Subsidiary Guarantors (as defined therein), certain other Subsidiaries of the Holding Companies or Coffeyville Resources, LLC from time to time party thereto, the lenders from time to time party thereto, Deutsche Bank Trust Company Americas, JPMorgan Chase Bank, N.A. and Wells Fargo Capital Finance, LLC, as Co-ABL Collateral Agents, and Deutsche Bank Trust Company Americas, as Administrative Agent and Collateral Agent.

1.2	ABL Pledge and Security Agreement, dated as of February 22, 2011, among Coffeyville Resources, LLC, Coffeyville Resources Refining & Marketing, LLC, Coffeyville Resources Nitrogen Fertilizers, LLC, Coffeyville Resources Pipeline, LLC, Coffeyville Resources Crude Transportation, LLC and Coffeyville Resources Terminal, LLC, the Holdings Companies (as defined therein), certain other Subsidiaries of the Holding Companies party thereto from time to time, and Deutsche Bank Trust Company Americas, as Collateral Agent.

1.3	ABL Intercreditor Agreement, dated as of February 22, 2011, among Coffeyville Resources, LLC, Coffeyville Finance Inc., Deutsche Bank Trust Company Americas, as collateral agent for the secured parties, Wells Fargo Bank, National Association, as collateral trustee for the secured parties in respect of the outstanding first lien notes, and the outstanding second lien notes and certain subordinated liens, respectively, and the Guarantors (as defined therein).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Date: February 28, 2011

CVR ENERGY, INC.
By:	/s/ Edward A. Morgan
Edward A. Morgan
Chief Financial Officer and Treasurer